Exhibit 10.27

***	Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

Amendment No. 2

TO

the Development and Manufacturing Services Agreement dated 29 November 2019 by and between

LONZA SALES AG

and

JASPER THERAPEUTICS

THIS AMENDMENT No 2 (“the Amendment 2”) is effective as of                      2020 (“Effective Date”)

BETWEEN

1.	LONZA SALES AG, of Muenchensteinerstrasse 38, Ch-4002 Basel, Switzerland (herein after referred to as “Lonza”) and

2.	JASPER THERAPEUTICS INC., of 2200 Bridge Pkwy #102, Redwood City, CA, 94065, U.S.A. (“Customer” or “Jasper”).

WHEREAS, Jasper and Lonza entered into a development and manufacturing services agreement dated 29 November 2019, (the “Agreement”), as amended; and

WHEREAS, Jasper wishes, and Lonza agrees to carry out additional activities set out herein.

NOW THEREFORE it is agreed hereby by the Parties to amend and supplement the Agreement in accordance with the terms and conditions of this Amendment 2:

1.	All words and phrases defined in the Agreement shall have the same meaning in this Amendment 2. In addition the following new definitions shall be inserted into Clause 1 of the Agreement as follows:

“BLA Services”	means the pre biologics license application activities and other services to be performed in respect of the Product during the calendar years of […***…] the outline of which is initially set out in Annex 1 of this Amendment 2 but the detailed scope of which shall be amended on the written agreement of the Parties, and which shall be regarded as being part of the Services (save where expressed otherwise);

“PPQ Batches”	means Batches designated as process performance qualification Batches that are produced in compliance with cGMP with the intent to show reproducibility of the Manufacturing Process and are required to complete process validation studies (the number of such PPQ Batches shall be as agreed between the Parties but shall be no less than […***…]), and which shall be regarded as being part of the Services;

2.	Customer hereby makes a binding commitment to purchase and Lonza agrees to perform the BLA Services and to manufacture the PPQ Batches. Accordingly a new Clause 2.11 shall be inserted into the Agreement as follows:

2.11 BLA Services and PPQ Batches

(a)	[…***…] agrees to purchase and […***…] agrees to perform the BLA Services.

(b)	Customer agrees to purchase and Lonza agrees to manufacture PPQ Batches in accordance with cGMP and to meet the Specifications, provided that there shall not be any obligation to meet such Specifications with regard to the first PPQ Batch following any change to the Manufacturing Process, although Customer shall pay for such PPQ Batch. Clauses 6.2 (Rescheduling) and 6.4 (Delay) shall apply with regard to the PPQ Batches.

3.	The Project Plan at Appendix A of the Agreement shall be amended by the insertion of the Outline Scope of Work for the BLA Services and the PPQ Batches, as set out in Annex 1 hereto.

4.	The Parties shall agree in writing the detailed stages of work for the BLA Services which will then replace the Outline Scope of Work for the BLA Services and the PPQ Batches. The Parties agree that, by executing this Amendment 2 and by inserting the Outline Scope of Work into the Project Plan, a binding commitment has been made in respect to the BLA Services and the PPQ Batches which may only be cancelled by Customer in accordance with, and subject to, clauses 6.3.4A and 6.3.4B below.

5.	The following new Clauses 6.3.4A and 6.3.4B shall be inserted into the Agreement as follows:

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6.3.4A In respect of BLA Services:

If Customer provides a Cancellation Notice of BLA Services: Customer shall pay a Cancellation Fee equal to […***…] percent […***…] of the price of such cancelled BLA Services which have commenced and/or are due to commence in the […***…] immediately following the date of the Cancellation Notice.

6.3.4A In respect of PPQ Batches:

If Customer provides a Cancellation Notice of a PPQ Batch:

(a)	less than or equal to […***…] prior to the Commencement Date of such Batch or at any time after, then a Cancellation Fee of […***…] percent […***…] of the applicable Batch Price of each such Batch cancelled is payable;

(b)	more than […***…] but less than or equal to […***…] prior to the Commencement Date of one or more such Batches, then a Cancellation Fee of […***…] percent […***…] of the Batch Price of each such Batch cancelled is payable;

(c)	more than […***…] prior to the Commencement Date of one or more such Batches, then a Cancellation Fee of […***…] of the Batch Price of each such Batch cancelled is payable.

(d)	in addition to (a) through (c) above, Customer shall pay for all Raw Materials and Raw Materials Fee in relation to such cancelled PPQ Batch(es).

6.	The Parties shall use reasonable efforts to discuss and negotiate in good faith a master supply agreement to ensure continuity of supply as from commercial launch of the Product.

7.	For the avoidance of doubt, Clause 8.8 (Price Adjustments) of the Agreement shall apply to the BLA Services and PPQ Batches.

8.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment 2.

JASPER THERAPEUTICS INC.

By:	/s/ Bill Lis
Title:	CEO

LONZA SALES AG

By:	/s/ Cordula Altekrueger
(December 1, 2020)
Title:	Associate General Counsel

LONZA SALES AG

By:	/s/ André Goerke
(December 1, 2020)
Title:	Head Planning & VCM

Legal reviewed JE

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